EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-49007 and 333-49009 of Shoe Pavilion, Inc. on Form S-8 of our report dated March 31, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement as discussed in Note 8) appearing in this Annual Report on Form 10-K of Shoe Pavilion, Inc. for the year ended January 1, 2005.

/s/    DELOITTE & TOUCHE LLP

San Francisco, California

March 31, 2005